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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
BridgeStreet Accommodations, Inc.

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, as amended, into the Company's previously filed Registration Statement (No. 333-37697) on Form S - 8.


Arthur Andersen LLP

Cleveland, Ohio,
May 14, 1998.